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                                                                   Exhibit 3-131
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                                                             FILED
                                                          NOV 27 1995
                                                        IN THE OFFICE OF
                                                       SECRETARY OF STATE
                                                         WEST VIRGINIA


                            ARTICLES OF INCORPORATION
                                       OF
                      GMA PARTNERSHIP HOLDING COMPANY, INC.


   The undersigned, acting as incorporator of a corporation under Chapter 31,
Article 1, Section 27 of the West Virginia Code, adopts the following Articles of Incorporation for such corporation:

1. The undersigned agrees to become a West Virginia corporation by the name of:

                      GMA PARTNERSHIP HOLDING COMPANY, INC.

2. The address at the physical location of the principal office of the corporation will be 411 Hackensack Avenue, Hackensack, New Jersey 07601. The address at the physical location of the principal place of business in West Virginia of the corporation will be 1369 Stewartstown Road, Morgantown, Monongalia County, West Virginia 26505.

3. The amount of the total authorized capital stock of this corporation shall be $10.00, which shall be divided into 1,000 shares of the par value of $.01 per share, and which shall constitute a single class of shares.

4. The purposes for which the corporation is organized will be the transaction of any or all lawful business for which corporations may be incorporated in the State of West Virginia.

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5.   The name and address of the appointed person to whom notice or process may be sent is:

          United Corporate Services
          200 Capital Street
          Charleston, WV 25301

6. The name and address of the sole incorporator is:

          Mary J. Mullany
          4200 One Liberty Place
          Philadelphia, PA 19103

7. The initial board of directors of the corporation shall consist of the following four persons:

          Moshael J. Straus
          411 Hackensack Avenue
          Hackensack, NJ 07601

          Daniel E Straus
          411 Hackensack Avenue
          Hackensack, NJ 07601

          Paul J. Klausner
          411 Hackensack Avenue
          Hackensack, NJ 07601

          Stephen H. Baker
          411 Hackensack Avenue
          Hackensack, NJ 07601


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8. The period of duration of the corporation is perpetual.

   The undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, does make and file these Articles of Incorporation, and has accordingly hereunto set her hand this 22nd day of November, 1995.

                                                        /s/ Mary J. Mullany
                                                        ------------------------
                                                        Mary J. Mullany

COMMONWEALTH OF PENNSYLVANIA :
COUNTY OF PHILADELPHIA       :

   I, /s/ [graphic of signature] a Notary Public, in and for the county and state aforesaid, hereby certify that Mary J. Mullany, whose name is signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county, and acknowledged her signature to the same.

   Given under my and hand official seal this 22nd day of November, 1995.

                                                    My commission expires 4/2/97



(Notarial Seal)
[graphic omitted]                                     /s/ [graphic of signature]
                                                      --------------------------
                                                      Notary Public

   The foregoing Articles of Incorporation were prepared by Mary J. Mullany, 4200 One Liberty Place, Philadelphia, PA 19103.


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